UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2025

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

JPMorgan Repurchase Facility

On April 25, 2025, Granite Point Mortgage Trust Inc. (the “Company”) entered into an amendment (the “JPMorgan Guaranty Amendment”) to that certain Amended and Restated Guarantee Agreement, dated as of June 28, 2017, with JPMorgan Chase Bank, National Association (“JPMorgan”) (as amended from time to time, the “JPMorgan Guaranty”) in connection with that certain Uncommitted Master Repurchase Agreement, dated as of December 3, 2015, between the Company’s wholly-owned subsidiary, GP Commercial JPM LLC, and JPMorgan (as amended, the “JPMorgan MRA”). The JPMorgan Guaranty Amendment, among other things, acknowledges that the maturity date of the JPMorgan MRA has been extended to July 28, 2026, and modifies the “Minimum Interest Expense Coverage Ratio” financial covenant contained in the JPMorgan Guaranty.

Morgan Stanley Repurchase Facility

On April 25, 2025, GP Commercial MS LLC, a wholly owned subsidiary of the Company, entered into an amendment (the “Morgan Stanley MRA Amendment”) to that certain Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, with Morgan Stanley Bank, N.A. The Morgan Stanley MRA Amendment, among other things, extends the facility’s termination date to June 28, 2026 (with an option to extend the facility’s termination an additional year – to June 28, 2027).

Citibank Repurchase Facility

On April 28, 2025, GP Commercial CB LLC and GP Commercial CB SL Sub LLC, wholly owned subsidiaries of the Company, entered into an amendment (the “Citibank MRA Amendment”) to that certain Amended and Restated Master Repurchase Agreement, dated as May 25, 2022, with Citibank, N.A. The Citibank MRA Amendment, among other things, extends the facility’s termination date to April 27, 2026, adds two 364-day extension options and adjusts the maximum facility amount to $250 million.

The foregoing description of the JPMorgan Guaranty Amendment, Morgan Stanley MRA Amendment and Citi MRA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the JPMorgan Guaranty Amendment, Morgan Stanley MRA Amendment and Citi MRA Amendment which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2025, the Company issued a press release announcing recent business developments and certain preliminary estimates of its financial results for the fiscal quarter ended March 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report, including Exhibits 99.1 shall not be deemed incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibits in this Item 2.02 are incorporated by reference).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Seventh Amendment to Amended and Restated Guarantee Agreement, dated as of April 25, 2025, between JPMorgan Chase Bank, National Association, and Granite Point Mortgage Trust Inc. and acknowledged and agreed to by GP Commercial JPM LLC.

10.2	Fourteenth Amendment to Master Repurchase and Securities Contract Agreement, dated as April 25, 2025, by and between Morgan Stanley Bank, N.A., and GP Commercial MS LLC.
10.3*
Second Amendment to Amended and Restated Master Repurchase Agreement and Other Transaction Documents, dated as of April 28, 2025, by and among GP Commercial CB LLC, GP Commercial CB SL Sub LLC and Citibank, N.A., and acknowledged and agreed to by Granite Point Mortgage Trust Inc.

99.1	Press Release of Granite Point Mortgage Trust, Inc. dated April 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 *Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: April 29, 2025